Exhibit 10.18

                 EMPLOYMENT TERMINATION AND SETTLEMENT AGREEMENT


          This Employment Termination and Settlement Agreement ("Settlement Agreement"), made the 9th day of August, 1999, is entered by and between Bishop Capital Corporation, a Wyoming corporation ("Bishop") and Robert J. Thrailkill ("R. J. Thrailkill" or "Executive").

                                    RECITALS

          WHERAS, Metro Capital Corporation, a Wyoming corporation ("Metro"), Bishop, a wholly-owned subsidiary of Metro, and R. J. Thrailkill entered an Employment Agreement dated December 8, 1995 (the "Management Agreement") in which, among other things, Metro and Bishop agreed to employ R. J. Thrailkill as Vice President - Operations of Bishop.

          WHEREAS, Metro effected a distribution of Bishop's common stock and is no longer a party to the Management Agreement;

          WHEREAS, Bishop no longer requires the services of the Executive and desires to terminate the Agreement;

          WHEREAS, Bishop and the Executive hereto desire to fully and completely settle, compromise and dispose of all claims which could have been asserted based on the Employment Agreement and otherwise; and

          WHEREAS, Bishop agrees to pay to the Executive the consideration described below in settlement of all disputes and claims which could have been made due to or arising out of the Employment Agreement and Executive's employment.

          NOW, THEREFORE, in consideration of the promises and agreements of all parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties agree as follows:

     1.   Mutual General Releases.
          ------------------------

          1.1 In consideration of the promises and undertakings contained in this Settlement Agreement, Bishop for itself and for each its subsidiaries, divisions, predecessors, successors, assigns, employees, insurers, directors, officers, shareholders, agents, attorneys, representatives, owners, managers, contractors and their employees, contractors, subcontractors and their employees, does hereby forever generally, completely and absolutely release and discharge the Executive of and from any and all claims, demands, actions, choices in action, obligations, liabilities and damages of every kind and nature whatsoever, in law or equity, whether as of this date known or unknown, asserted or unasserted, which any such person or entity may now have or may claim to have in the future, due to, arising from, or based in whole or in part upon, any act, omission, event, transaction, matter or thing involved, alleged or referred to, or arising directly or indirectly from or in connection with, any of the past transactions, agreements, understandings, associations, relationships and/or courses of dealings between Bishop and the Executive.

          1.2 In consideration of the promises and undertakings contained in this Settlement Agreement, the Executive does hereby forever generally, completely and absolutely release and discharge Bishop and each of its subsidiaries, divisions, predecessors, successors, assigns, employees, insurers, directors, officers, shareholders, agents, attorneys, representatives, owners, managers, contractors and their employees, contractors, subcontractors and their employees, of and from any and all claims, demands, actions, choices in action, obligations, liabilities and damages of every kind and nature whatsoever, in law or in equity, whether as of this date known or unknown, asserted or unasserted, which any such person or entity may now have or may claim to have in the future, due to, arising from, or based in whole or in part upon, any act, omission, event, transaction, matter or thing involved, alleged or referred to, or arising directly or indirectly from or in connection with, any of the past transactions, agreements, understandings, associations, relationships and/or courses of dealings between Bishop and the Executive.

          1.3 The parties agree that the foregoing provisions of release are contractual and are not mere recitals.

          2. Covenants and Agreements.
             -------------------------

          2.1 Upon execution of this Settlement Agreement, Bishop agrees to pay the Executive an amount equal to the product of the Executive's annual salary in effect at the time of Notice of Termination, multiplied by two, and payable in equal monthly installments over a 24 month period from the Date of Termination.

          2.2 Upon execution of this Settlement Agreement, if the Executive elects his right under COBRA to continue coverage under Bishop's group health plan, Bishop agrees to pay for the Executive's COBRA for a period of one year.

          2.3 Upon execution of this Agreement, Bishop agrees to transfer title to the 1996 Chevrolet Suburban which Executive has been using.

          3. Additional Representations and Warranties.
             -----------------------------------------

          3.1 Each party hereto represents and warrants that no promise or inducement has been given to it other than such promises and inducements that are set forth herein and that, in executing this Settlement Agreement, it is not relying upon any statement, representation or commitment of any kind not stated herein, and is relying only upon the statements, representations and warranties set forth herein and upon its own, respective, independent investigation, judgment and the advice of its own, respective legal counsel.

     4.   Other Provisions.
          -----------------

          4.1 This Settlement Agreement is the entire agreement between and among the parties hereto and no modification hereof shall be effective unless in writing and signed by the party against whom or which it is sought to be enforced. This Settlement Agreement supersedes all prior understandings, negotiations and agreements between and among the parties to the extent they are inconsistent with this Settlement Agreement.

          4.2 The parties acknowledge that each bears co-extensive and identical responsibility for the language and for any ambiguity or alleged ambiguity contained herein. Any ambiguity will not be construed in favor of or against either party.

          4.3 This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

          4.4 In the event any provision of this Settlement Agreement is deemed unenforceable for any reason whatsoever or is deemed unenforceable as against any person or entity for any reason whatsoever, then the remainder of this Settlement Agreement shall be enforced as against all other parties and entities, in whole or in part, as permitted by applicable law.

          4.5 This Settlement Agreement shall be governed by the laws of the State of Wyoming.

          4.6 Any controversy or claim arising out of or related to this Settlement Agreement or the breach thereof shall be settled by arbitration, in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

          4.7 This Settlement Agreement shall be binding upon and shall inure to the benefit of all successors, assigns, subsidiaries, divisions, affiliates, attorneys, agents, representatives, employees, directors, officers and shareholders of each party hereto.

          4.8 Each of the parties hereto acknowledges that the consideration that it has given or received hereunder is sufficient consideration for the covenants, undertakings, forebearances and promises contained herein. Each party agrees that this Settlement Agreement has been negotiated in good faith, at arm's length, and with advice of counsel.

          4.9 It is expressly understood and agreed that the acceptance of the above-mentioned consideration is in full accord and satisfaction of the disputed claims which could have been asserted by the parties in a civil court action. The payment of such consideration is not to be construed in any way as an admission of liability on the part of either party.

          4.10 Should any Party employ attorneys to enforce against another Party hereto any provision hereof or to protect its interest or recover damages from the other Party hereto for breach of this Agreement, the non-prevailing Party in any action or part thereof agrees to pay the prevailing Party all reasonable costs, damages and expenses including attorneys' fees expended or incurred in connection herewith.

          4.11 Bishop and the Executive agree that they shall execute such further documents and enter into such further agreements and deliver such documents and supply such information that shall be necessary or appropriate or convenient to accomplish the purposes of this Settlement Agreement without any other compensation or consideration paid thereto.

          4.12 Bishop and the Executive respectively represent and warrant that they have not heretofore assigned or transferred, or attempted to assign or transfer, to any person, firm, corporation or other entity any of the claims which are intended to be released and discharged pursuant to this Settlement Agreement.

          4.13 Bishop and the Executive expressly understand and agree that the consideration paid hereunder is for the settlement and release of all claims and allegations which could have been made as a result of disputes under the Management Agreement and that each party has consulted and been advised by its counsel that there may be claims that are unknown which each party is agreeing to forego by signing this Settlement Agreement.

          IN WITNESS WHEREOF, the parties have executed this Settlement Agreement on the dates set forth below in their respective acknowledgments intending that this Settlement Agreement be effective as of the date first written above.


Date:   August 9, 1999             BISHOP CAPITAL CORPORATION

                                   By:  /s/  Robert E. Thrailkill
                                        -------------------------
                                        Robert E. Thrailkill, President


Date:   August 9, 1999                  /s/  Robert J. Thrailkill
                                        -------------------------
                                        Robert J. Thrailkill